Exhibit 21.1
Viavi Solutions Inc.
List of Subsidiaries
as of June 29, 2024

Name of Entity		State or Other Jurisdiction of Incorporation or Organization
DOMESTIC
1	Acterna LLC	Delaware
2	Viavi Solutions LLC (f.k.a Aeroflex Wichita, Inc.)	Delaware
3	Jackson Labs Technologies LLC	Delaware
4	JDSU Acterna Holdings LLC	Delaware
5	Optical Coating Laboratory, LLC	Delaware
6	Viavi Solutions Licensing LLC	Delaware
INTERNATIONAL
7	Acterna France SAS	France
8	Viavi Solutions Ireland Limited	Ireland
9	Aeroflex Limited (UK)	United Kingdom
10	Aeroflex Technologies SA	Spain
11	Aeroflex SRL	Italy
12	Comtest Wireless International Limited	United Kingdom
13	Comtest Wireless Limited	England and Wales
14	Flex Co., Ltd.	Beijing
15	JDSU Benelux B.V.	Netherlands
16	Viavi Solutions do Brasil Ltda	Brazil
17	JDSU Holdings GmbH	Germany
18	JDSU International GmbH	Germany
19	Trilithic Asia Company Limited	Thailand
20	Viavi Solutions (Beijing) Co., Ltd.	Beijing
21	Viavi Solutions (Greater China) Limited	Hong Kong
22	Viavi Solutions (Hong Kong) Limited	Hong Kong
23	Viavi Solutions (Shenzhen) Co., Ltd.	China
24	Viavi Solutions (Suzhou) Co., Ltd.	China
25	Viavi Solutions AB	Sweden
26	Viavi Solutions Acquisitions Limited	England and Wales
27	Viavi Solutions Australia Pty Ltd.	Australia
28	Viavi Solutions Austria GmbH	Austria
29	Viavi Solutions Canada ULC	Canada
30	Viavi Solutions Cayman Ltd.	Cayman Islands
31	Viavi Solutions de Mexico, S. de R.L. de C.V	Mexico
32	Viavi Solutions Deutschland GmbH	Germany
33	Viavi Solutions France SAS	France
34	Viavi Solutions GmbH	Germany
35	Viavi Solutions India Pvt. Ltd.	India
36	Viavi Solutions Italia S.R.L.	Italy
37	Viavi Solutions Japan K.K.	Japan
38	Viavi Solutions Korea Ltd.	Korea
39	Viavi Solutions Optical Coating India Private Limited	India
40	Viavi Solutions Pension Trustee UK Limited	England and Wales
41	Viavi Solutions Sp.z.o.o.	Poland
42	Viavi Solutions Romania SRL	Romania
43	Viavi Solutions Singapore Pte. Ltd.	Singapore
44	Viavi Solutions Spain, S.L.	Spain
45	Viavi Solutions UK Limited	United Kingdom
46	Viavi Solutions World Holdings GmbH & Co KG	Germany